Bank of South Carolina Corporation
P.O. Box 538
Charleston, SC 29402

CONTACT:	William L. Hiott, Jr.
TELEPHONE:	(843) 724-1500
DATE:	March 25, 2010
FOR USE: IMMEDIATE

NEWS RELEASE

FOR IMMEDIATE RELEASE

Bank of South Carolina Corporation Reinstates Dividend

Charleston, SC – The Board of Directors of Bank of South Carolina Corporation, (Nasdaq: BKSC) the parent Company for The Bank of South Carolina, declared a $.10 per share quarterly dividend payable April 30, 2010 to shareholders of record as of April 9, 2010.  Hugh C. Lane, Jr., President and Chief Executive Officer of The Bank of South Carolina, stated, “We are pleased to reinstate a dividend to our shareholders.  During the turbulent times and uncertainties in 2009 for banking, we felt it our responsibility to suspend our dividend and build the reserve for loan losses.  Having done this we are optimistic about our future and that we need to again share the profits of the Bank with our shareholders.”

The Bank of South Carolina, a De Novo Charter, which opened in 1987 at 256 Meeting Street, has offices in Summerville, Mt. Pleasant, and the West Ashley community.  Our website iswww.banksc.com.  Bank of South Carolina Corporation currently trades its common stock on the NASDAQ stock market under the symbol “BKSC”.  Select market makers for Bank of South Carolina Corporation Common Stock are: Knight Equity Markets, LP and USB Securities, LLC.